Exhibit 99.1

CORRECTING and REPLACING
CORRECTION...by Advance Auto Parts, Inc.
RALEIGH, N.C., May 29, 2024 - In the first table, labeled "Full Year 2024 Guidance," the figure under the "High" column for "Net Sales" should read 11,400 (instead of 11,500). Additionally, footnote one in the Adjusted Debt to Adjusted EBITDAR has been clarified.
The updated release reads:
Advance Auto Parts Reports First Quarter 2024 Results

RALEIGH, N.C., May 29, 2024 - Advance Auto Parts, Inc. (NYSE: AAP), a leading automotive aftermarket parts provider in North America that serves both professional installer and do-it-yourself customers, announced its financial results for the first quarter ended April 20, 2024.

“Our team continues to execute against our decisive actions, including commencing our supply chain consolidation and making meaningful progress toward the potential sale of Worldpac,” said Shane O’Kelly, president and chief executive officer. “While the industry experienced a slower start to 2024 compared with our expectations, the actions we began in the back half of last year will help us streamline our operations for the long term. Our leadership team and I continue to focus on improving the core fundamentals of our business while reducing costs, which is reflected in our year-over-year SG&A reduction. As previously announced, we are reinvesting a portion of the savings back into the foundation of our business, including frontline compensation and training. We also made progress on our other decisive actions, including beginning three of our DC to market hub conversions.

“We continue to work on improving our overall performance by removing complexities and distractions to increase our value proposition and deliver shareholder value. We recognize we still have significant work ahead of us, however the actions we're taking will put us on the path to delivering improved results. I want to thank all our team members for their continued commitment to serving our customers as we navigate through this pivotal year for Advance.”

First Quarter 2024 Results (1,2)
First quarter 2024 net sales totaled $3.4 billion, a 0.3% decrease compared with the first quarter of the prior year. Comparable store sales decreased 0.2%.

The company's gross profit decreased 2.2% to $1.4 billion. Gross profit margin of 42.0% decreased 82 basis points compared with the first quarter of the prior year. This was primarily driven by increased costs that were not fully covered by pricing actions. These were partially offset by supply chain productivity.

SG&A expenses were $1.3 billion, which improved to 39.4% of net sales compared with 39.9% in the first quarter of 2023. This was primarily driven by the cost control efforts initiated at the end of 2023, including reduced corporate expenditures from the decrease in headcount and significant reduction of marketing expenses as well as a net gain on asset sales. These were partially offset by the reinvestment in field wages and training as well as typical expense inflationary pressure.

The company's operating income was $86.0 million, or 2.5% of net sales, compared with 2.9% in the first quarter of 2023.

The company's effective tax rate was 33.2%, compared with 28.5% in the first quarter of 2023. The higher effective income tax rate was due to a discrete charge for share-based compensation. The company's diluted EPS was $0.67 compared with $0.81 in the first quarter of 2023.

Net cash provided by operating activities was $2.7 million through the first quarter of 2024 versus $382.5 million of cash used in operating activities in the same period of the prior year. Free cash flow through the first quarter of 2024 was an outflow of $46.3 million compared with an outflow of $472.5 million in the same period of the prior year.

Capital Allocation
On May 21, 2024, the company declared a regular cash dividend of $0.25 per share to be paid on July 26, 2024 to all common stockholders of record as of July 12, 2024.

(1) All comparisons are based on the same time period in the prior year. Comparable store sales include locations open for 13 complete accounting periods and exclude sales fulfilled by distribution centers to independently owned Carquest locations.
(2) As reported in the company’s fourth quarter and full year 2023 earnings release, the company corrected non-material errors in certain previously reported financials. All comparisons are based on the corrected historical results as presented in the company’s prior earnings release dated February 29, 2024.

Full Year 2024 Guidance

	As of May 29, 2024
($ in millions, except per share data)	Low	High
Net sales	$11,300	$11,400
Comparable store sales (1)	0.0%	1.0%
Operating income margin	3.2%	3.5%
Diluted EPS	$3.75	$4.25
Capital expenditures	$200	$250
Free cash flow (2)	Minimum $250
(1)    Comparable store sales include locations open for 13 complete accounting periods and exclude sales fulfilled by distribution centers to independently owned Carquest locations.
(2)    Free cash flow is a non-GAAP measure. For a better understanding of the company's non-GAAP adjustments, refer to the reconciliation of non-GAAP financial measures in the accompanying financial tables included herein.

Investor Conference Call
The company will detail its results for the first quarter ended April 20, 2024 via a webcast scheduled to begin at 8 a.m. Eastern Time on Wednesday, May 29, 2024. The webcast will be accessible via the Investor Relations page of the company's website (ir.AdvanceAutoParts.com).

To join by phone, please pre-register online for dial-in and passcode information. Upon registering, participants will receive a confirmation with call details and a registrant ID. While registration is open through the live call, the company suggests registering a day in advance or at minimum 10 minutes before the start of the call. A replay of the conference call will be available on the company's Investor Relations website for one year.

About Advance Auto Parts
Advance Auto Parts, Inc. is a leading automotive aftermarket parts provider that serves both professional installer and do-it-yourself customers. As of April 20, 2024 Advance operated 4,777 stores and 320 Worldpac branches primarily within the United States, with additional locations in Canada, Puerto Rico and the U.S. Virgin Islands. The company also served 1,152 independently owned Carquest branded stores across these locations in addition to Mexico and various Caribbean islands. Additional information about Advance, including employment opportunities, customer services, and online shopping for parts, accessories and other offerings can be found at www.AdvanceAutoParts.com.

Investor Relations Contact:	Media Contact:
Elisabeth Eisleben	Darryl Carr
T: (919) 227-5466	T: (984) 389-7207
E: invrelations@advanceautoparts.com	E: AAPCommunications@advance-auto.com

Forward-Looking Statements
Certain statements herein are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are usually identifiable by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast, “guidance,” “intend,” “likely,” “may,” “plan,” “position,” “possible,” “potential,” “probable,” “project,” “should,” “strategy,” “will,” or similar language. All statements other than statements of historical fact are forward-looking statements, including, but not limited to, statements about the company’s strategic initiatives, including cost reduction initiatives, the company's ability to complete the potential divestitures of Worldpac and Carquest Canada, operational plans and objectives, expectations for economic conditions, future business and financial performance, as well as statements regarding underlying assumptions related thereto. Forward-looking statements reflect the company’s views based on historical results, current information and assumptions related to future developments. Except as may be required by law, the company undertakes no obligation to update any forward-looking statements made herein. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statements. They include, among others, the company’s ability to complete the potential divestitures of Worldpac and Carquest Canada, the company’s ability to hire, train and retain qualified employees, the timing and implementation of strategic initiatives, deterioration of general macroeconomic conditions, geopolitical conflicts, the highly competitive nature of the industry, demand for the company’s products and services, access to financing on favorable terms, complexities in the company’s inventory and supply chain and challenges with transforming and growing its business. Please refer to “Item 1A. Risk Factors” of the company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), as updated by the company's subsequent filings with the SEC, for a description of these and other risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statements.

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)

	April 20, 2024 (1)	December 30, 2023 (1)
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$451,003	$503,471
Receivables, net	825,384	800,141
Inventories	4,828,314	4,857,702
Other current assets	236,507	215,707
Total current assets	6,341,208	6,377,021
Property and equipment, net	1,611,251	1,648,546
Operating lease right-of-use assets	2,589,504	2,578,776
Goodwill	989,921	991,743
Other intangible assets, net	583,547	593,341
Other assets	85,679	86,899
Total assets	$12,201,110	$12,276,326
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$4,031,299	$4,177,974
Accrued expenses	668,205	671,237
Other current liabilities	510,345	458,194
Total current liabilities	5,209,849	5,307,405
Long-term debt	1,787,221	1,786,361
Noncurrent operating lease liabilities	2,191,201	2,215,766
Deferred income taxes	364,564	362,542
Other long-term liabilities	83,625	84,524
Total stockholders' equity	2,564,650	2,519,728
Total liabilities and stockholders’ equity	$12,201,110	$12,276,326

(1)These condensed consolidated balance sheets have been prepared on a basis consistent with the company's previously prepared consolidated balance sheets filed with the Securities and Exchange Commission (“SEC”), or derived from the audited consolidated financial statements at that date, but does not include the footnotes required by accounting principles generally accepted in the United States of America (“GAAP”).

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data) (unaudited)

	Sixteen Weeks Ended
	April 20, 2024	April 22, 2023 (1)
Net sales	$3,406,254	$3,417,594
Cost of sales, including purchasing and warehousing costs	1,977,180	1,955,666
Gross profit	1,429,074	1,461,928
Selling, general and administrative expenses	1,343,053	1,363,990
Operating income	86,021	97,938
Other, net:
Interest expense	(24,875)	(29,718)
Other expense, net	(1,290)	(674)
Total other, net	(26,165)	(30,392)
Income before provision for income taxes	59,856	67,546
Provision for income taxes	19,844	19,223
Net income	$40,012	$48,323

Basic earnings per common share	$0.67	$0.81
Weighted-average common shares outstanding	59,558	59,334

Diluted earnings per common share	$0.67	$0.81
Weighted-average common shares outstanding	59,841	59,544

(1)The condensed consolidated statement of operations for the sixteen weeks ended April 22, 2023 reflects the correction of non-material errors the company discovered in previously reported results.

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands) (unaudited)

	Sixteen Weeks Ended
	April 20, 2024	April 22, 2023 (1)
Cash flows from operating activities:
Net income	$40,012	$48,323
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	94,711	92,554
Share-based compensation	16,696	16,524
(Gain) Loss on property and equipment, net	(18,368)	90
Provision for deferred income taxes	2,637	6,899
Other, net	1,164	849
Net change in:
Receivables, net	(27,469)	(85,827)
Inventories	20,017	(104,355)
Accounts payable	(141,323)	(424,190)
Accrued expenses	1,270	89,666
Other assets and liabilities, net	13,341	(23,057)
Net cash provided by (used in) operating activities	2,688	(382,524)
Cash flows from investing activities:
Purchases of property and equipment	(48,957)	(89,996)
Proceeds from sales of property and equipment	10,028	325
Net cash used in investing activities	(38,929)	(89,671)
Cash flows from financing activities:
Borrowings under credit facilities	—	2,886,000
Payments on credit facilities	—	(2,955,000)
Borrowings on senior unsecured notes	—	599,571
Dividends paid	(14,966)	(89,487)
Purchases of noncontrolling interests	(7,149)	—
Proceeds from the issuance of common stock	946	1,100
Repurchases of common stock	(3,338)	(12,605)
Other, net	(1,137)	(4,377)
Net cash (used in) provided by financing activities	(25,644)	425,202
Effect of exchange rate changes on cash	9,417	68
Net decrease in cash and cash equivalents	(52,468)	(46,925)
Cash and cash equivalents, beginning of period	503,471	270,805
Cash and cash equivalents, end of period	$451,003	$223,880

(1)The condensed consolidated statement of cash flows for the sixteen weeks ended April 22, 2023 reflects the correction of non-material errors the company discovered in previously reported results.

Restatement of Previously Issued Financial Statements
During the fiscal year ended December 30, 2023, the company identified errors primarily impacting cost of sales, selling, general and administrative costs and other income/expenses, net, incurred in prior years but not previously recognized. The company evaluated the errors and determined that the related impacts were not material to the previously issued consolidated financial statements for any prior period. A summary of the corrections to the impacted financial statement line items in the company's Consolidated Balance Sheet as of April 22, 2023 and the company's Consolidated Statement of Operations and Consolidated Statement of Cash Flows for the sixteen weeks ended April 22, 2023 included in the company's previously filed Annual Report on Form 10-K are presented below:

Condensed Consolidated Statement of Operations
April 22, 2023
	Sixteen Weeks Ended
	As Previously Reported	Adjustments	As Corrected
Cost of sales	$1,946,931	$8,735	$1,955,666
Gross profit	1,470,663	(8,735)	1,461,928
Selling, general and administrative expenses	1,380,664	(16,674)	1,363,990
Operating income	89,999	7,939	97,938
Income before provision for income taxes	59,607	7,939	67,546
Provision for income taxes	16,956	2,267	19,223
Net income	$42,651	$5,672	$48,323

Basic earnings per share	$0.72	$0.09	$0.81
Diluted earnings per common share	$0.72	$0.09	$0.81

Condensed Consolidated Statement of Cash Flows
Sixteen Weeks Ended April 22, 2023
	As Previously Reported	Adjustments	As Corrected
Net income	$42,651	$5,672	$48,323
Other, net	391	458	849
Net change in:
Receivables, net	(83,370)	(2,457)	(85,827)
Inventories, net	(100,178)	(4,177)	(104,355)
Accounts payable	(440,995)	16,805	(424,190)
Accrued expenses	85,035	4,631	89,666
Other assets and liabilities, net	1,534	(24,591)	(23,057)
Net cash used in operating activities	(378,865)	(3,659)	(382,524)
Other, net	(3,919)	(458)	(4,377)
Net cash used in financing activities	425,660	(458)	425,202
Effect of exchange rate changes on cash	93	(25)	68
Net decrease in cash and cash equivalents	(42,783)	(4,142)	(46,925)
Cash and cash equivalents, beginning of period	269,282	1,523	270,805
Cash and cash equivalents, end of period	$226,499	$(2,619)	$223,880

Reconciliation of Non-GAAP Financial Measures
The company's financial results include certain financial measures not derived in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses Free cash flow as a measure of its liquidity and believes it is a useful indicator for potential investors of the company's ability to implement growth strategies and service debt. Free cash flow is a non-GAAP measure and should be considered in addition to, but not as a substitute for, information contained in the company's condensed consolidated statement of cash flows as a measure of liquidity.

Reconciliation of Free Cash Flow:(1)
	Sixteen Weeks Ended
(in thousands)	April 20, 2024	April 22, 2023
Cash flows provided by operating activities	$2,688	$(382,524)
Purchases of property and equipment	(48,957)	(89,996)
Free cash flow	$(46,269)	$(472,520)

Adjusted Debt to Adjusted EBITDAR: (1)
	Four Quarters Ended
(In thousands, except adjusted debt to adjusted EBITDAR ratio)	April 20, 2024	December 30, 2023
Total GAAP debt	$1,787,221	$1,786,361
Add: Operating lease liabilities	2,692,672	2,660,827
Adjusted debt	$4,479,893	$4,447,188

GAAP Net income	$21,424	$29,735
Depreciation and amortization	308,610	306,454
Interest expense	83,212	88,055
Other income (expense), net	(4,909)	(5,525)
Provision for income taxes	2,734	2,112
Rent expense	628,144	613,859
Share-based compensation	45,819	45,647
Other nonrecurring charges (2)	21,697	12,419
Transformation related charges	29,684	29,719
Adjusted EBITDAR	$1,136,415	$1,122,475

Adjusted Debt to Adjusted EBITDAR	3.9	4.0
(1) The four quarters ended April 20, 2024 includes the correction of non-material errors of previously reported financial statements in second and third quarters of 2023.
(2) The adjustments to the four quarters ended April 20, 2024 and December 30, 2023 include expenses associated with the company's remediation efforts and professional executive recruiting fees.

NOTE: Management believes its Adjusted Debt to Adjusted EBITDAR ratio (“leverage ratio”) is a key financial metric for debt securities, as reviewed by rating agencies, and believes its debt levels are best analyzed using this measure. The company’s goal is to maintain an investment grade rating. The company's credit rating directly impacts the interest rates on borrowings under its existing credit facility and could impact the company's ability to obtain additional funding. If the company was unable to maintain its investment grade rating, this could negatively impact future performance and limit growth opportunities. Similar measures are utilized in the calculation of the financial covenants and ratios contained in the company's financing arrangements. The leverage ratio calculated by the company is a non-GAAP measure and should not be considered a substitute for debt to net earnings, as determined in accordance with GAAP. The company adjusts the calculation to remove rent expense and to add back the company’s existing operating lease liabilities related to their right-of-use assets to provide a more meaningful comparison with the company’s peers and to account for differences in debt structures and leasing arrangements. The company’s calculation of its leverage ratio may not be calculated in the same manner as other companies, and thus may not be comparable to similarly titled measures used by other companies.

Store Information

During the sixteen weeks ended April 20, 2024, 7 stores and branches were opened and 17 were closed, resulting in a total of 5,097 stores and branches as of April 20, 2024, compared with a total of 5,107 stores and branches as of December 30, 2023.

The below table summarizes the changes in the number of company-operated store and branch locations during the sixteen weeks ended April 20, 2024:

	AAP	CARQUEST	WORLDPAC (1)	Total
December 30, 2023	4,484	302	321	5,107
New	7	—	—	7
Closed	(9)	(7)	(1)	(17)
Relocated	1	(1)	—	—
April 20, 2024	4,483	294	320	5,097

(1) Certain converted Autopart International ("AI") locations will remain branded as AI going forward.